AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 31, 2002
Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SUPERVALU INC.
(Exact name of registrant as specified in its charter)

Delaware	41-0617000
(State of Incorporation)	(I.R.S. Employer Identification No.)

11840 Valley View Road Eden Prairie, Minnesota (Address of Principal Executive Offices)	55344 (Zip Code)

SUPERVALU PRE-TAX SAVINGS AND PROFIT SHARING PLAN, AS AMENDED
(Full title of the plan)

Warren E. Simpson
Senior Corporate Counsel and Assistant Secretary
SUPERVALU INC.
11840 Valley View Road
Eden Prairie, Minnesota 55344
(Name and address of agent for service)

(952) 828-4000
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee

Common Stock ($1.00 par value)	3,800,000 shares	$16.775	$63,745,000	$5,865

(1)
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans named herein.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) and (c), based upon the average of the high and low prices of the registrant’s Common Stock as reported on the Consolidated Transaction Reporting System of the New York Stock Exchange on October 25, 2002.

SUPERVALU PRE-TAX SAVINGS AND PROFIT SHARING PLAN

The contents of the registration statement on Form S-8 bearing registration number 333-10151 are incorporated herein by reference.

2

SIGNATURES

The Registrant.    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on October 31, 2002.

SUPERVALU INC. (Registrant)

By	/s/ JEFFREY NODDLE
Jeffrey Noddle President and Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ JEFFREY NODDLE Jeffrey Noddle	Chairman, President and Chief Executive Officer (principal executive officer); Director	October 31, 2002

/s/ PAMELA K. KNOUS Pamela K. Knous	Executive Vice President, Chief Financial Officer (principal financial and accounting officer)	October 31, 2002

/s/ LAWRENCE A. DEL SANTO* Lawrence A. Del Santo	Director

/s/ SUSAN E. ENGEL* Susan E. Engel	Director

/s/ EDWIN C. GAGE* Edwin C. Gage*	Director

/s/ WILLIAM A. HODDER* William A. Hodder	Director

/s/ GARNETT L. KEITH, JR.* Garnett L. Keith, Jr.	Director

3

Signature	Title	Date

/s/ RICHARD L. KNOWLTON* Richard L. Knowlton	Director

/s/ CHARLES M. LILLIS* Charles M. Lillis	Director

/s/ HARRIET PERLMUTTER* Harriet Perlmutter	Director

/s/ STEVEN S. ROGERS* Steven S. Rogers*	Director

*	Executed this 31st day of October, 2002, on behalf of the indicated Directors by Warren E. Simpson, duly appointed Attorney-in-Fact.

By:	/s/ WARREN E. SIMPSON
Warren E. Simpson Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plans) have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on October 31, 2002.

SUPERVALU PRE-TAX SAVINGS AND PROFIT SHARING PLAN, AS AMENDED

By:	SUPERVALU INC., the Plan Administrator

By:	/s/ RONALD C. TORTELLI
Ronald C. Tortelli Senior Vice President, Human Resources

4

INDEX TO EXHIBITS

Exhibit No.		Page No.
4.1	Restated Certificate of Incorporation of SUPERVALU INC. (Incorporated by reference to Exhibit (3)(1) to SUPERVALU’s Quarterly Report on Form 10-Q for the period ended June 15, 2002)

4.2	Restated Bylaws of SUPERVALU INC. (Incorporated by reference to Exhibit (3) to SUPERVALU’s Quarterly Report for the quarterly period (12 weeks) ended September 12, 1998)

5	Opinion and consent of Warren E. Simpson, Esq.	i

23.1	Consent of KPMG LLP	ii

23.2	Consent of Warren E. Simpson, Esq. (Included in Exhibit 5)

24	Powers of Attorney	iii-iv